As filed with the Securities and Exchange Commission on February 5, 2007

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 5, 2007

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Suite 110, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 and Item 7.01.  Results of Operations and Financial Condition and Regulation FD Disclosure.

On February 5, 2007, B&G Foods, Inc. (“B&G Foods”), issued a press release announcing preliminary financial information for its fiscal year ended December 30, 2006.  The information contained in the press release, which is attached to this report as Exhibit 99.1, is incorporated by reference herein and is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure.”

Item 7.01.  Regulation FD Disclosure.

On February 5, 2007, B&G Foods will be making a slide presentation to prospective lenders for the purpose of obtaining financing in connection with B&G Foods’ previously announced agreement to acquire the Cream of Wheat and Cream of Rice brands and certain related assets from Kraft Foods Global, Inc.  Certain information disclosed in the slide presentation has not previously been publicly reported.  The information contained in the slide presentation, which is attached to this report as Exhibit 99.2, is incorporated by reference herein and is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release dated February 5, 2007, furnished pursuant to Item 2.02 and Item 7.01
99.2	Lenders’ Presentation dated February 5, 2007, furnished pursuant to Item 7.01

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: February 5, 2007	By:	/s/ Robert C. Cantwell
Robert C. Cantwell Executive Vice President of Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated February 5, 2007, furnished pursuant to Item 2.02 and Item 7.01
99.2	Lenders’ Presentation dated February 5, 2007, furnished pursuant to Item 7.01